Ex. 99.1

Sino-Global Renews Agency Agreement with Beijing Shou-Rong

-	Agency Agreement renewed with Sino-Global’s largest client for two years

-	Appoints Sino-Global as port attending agent for all Chinese ports.

BEIJING, January 15, 2010 — Sino-Global Shipping America, Ltd. (Nasdaq: SINO) ("Sino-Global"), a leading, non-state-owned provider of shipping agency services operating primarily in China, announced that it has signed an agency agreement with Beijing Shou-Rong Forwarding Service Co., Ltd. (“Beijing Shou-Rong”), an affiliate of Capital Steel, a steel company in China.  The previous agency agreement was to expire on December 31, 2009.  Sino-Global and Beijing Shou-Rong extended the agreement through December 31, 2011.

"We are pleased with the opportunity to continue to assist Beijing Shou-Rong with its port agent needs," said Mr. Cao Lei, Sino-Global's chief executive officer. "Beijing Shou-Rong is our largest client, and we believe this two-year extension demonstrates the confidence they have in our shipping agency services."

The new agency agreement appoints Sino-Global as Beijing Shou-Rong’s exclusive port attending agent in all Chinese ports for all iron ore-carrying ships.  In 2009, Sino-Global served as agent for ships carrying 48 million tons of iron ore for Beijing Shou-Rong.

About Sino-Global Shipping America, Ltd.

Registered in the United States in 2001 and operating primarily in mainland China, Sino-Global is a leading, non-state-owned provider of high-quality shipping agency services. With local branches in most of Chinese main ports and contractual arrangements in all those where it does not have branch offices, Sino-Global is able to offer efficient, high-quality shipping agency services to shipping companies entering Chinese ports. With a subsidiary in Perth, Australia, where it has a contractual relationship with a local shipping agency, Sino-Global provides complete shipping agent services to companies involved in trades between Chinese and Australian ports. Sino-Global also operates a subsidiary in Hong Kong, China, to provide comprehensive shipping agent services to vessels going to and from one of the world's busiest ports.

Sino-Global provides ship owners, operators and charters with comprehensive yet customized shipping agency services including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support. Sino-Global has achieved both ISO9001 and UKAS certifications.

About Beijing Shou-Rong Forwarding Service Co., Ltd.

Beijing Shou-Rong was founded in 1995, as a joint-venture between China Shougang International Trade Engineering Company and Hong Kong KaiBo Shipment Company.  Beijing Shou-Rong is the first company in the field to obtain the ISO9002 quality system certificate in 1996 and became a director of China International Forwarding Association in 2000. Beijing Shou-Rong is engaged in vessel chartering, cargo canvassing, space booking, cargo storing, container servicing, freight settlement, customs clearance, inspection and insurance application on behalf of the cargo owners, as well as consulting service etc.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For investor and media inquiries, please contact:

Ms. Apple Liang
Sino-Global, Beijing
Tel:   +86-10-6439-1888
Email: ir@sino-global.com